Exhibit 5.1

ANTHONY L.G., PLLC

laura aNTHONy, esq

JOHN CACOMANOLIS, ESQ*

CHAD FRIEND, ESQ, LLM

SVETLANA ROVENSKAYA, ESQ**

_____________________________

OF COUNSEL:

Jack A. Fattal, esq.***

Jessica Haggard, esq. ****

MICHAEL R. GEROE, ESQ, CIPP/US*****

CRAIG D. LINDER, ESQ******

PETER P. LINDLEY, ESQ, CPA, MBA

john lowy, esq.*******

Jonathan mallin********

STUART REED, ESQ

Harris Tulchin, Esq. *********

www.ANTHONYPLLC.com WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in FL and NY

**licensed in NY and NJ

*** licensed in NY

****licensed in Missouri

*****licensed in CA, DC, MO and NY

******licensed in CA, FL and NY

*******licensed in NY and NJ

********licensed in NY and MI

********licensed in CA and HI (inactive in HI)

November 14, 2022

Chilean Cobalt Corp.

1199 Lancaster Ave, Suite 107

Berwyn, Pennsylvania 19312

Re:	Chilean Cobalt Corp. Registration Statement on Form S-1

Gentlemen:

You have requested our opinion, as counsel for Chilean Cobalt Corp., a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), filed by the Company with the Securities and Exchange Commission.

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The Registration Statement relates to an offering for resale of 13,000,000 shares of common stock, $0.0001 par value per share (the “Shares”) held by selling securityholders named in the Registration Statement (the “Selling Securityholders”), at a public offering price of $4.00 per share as set forth in the Registration Statement.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Shares have been validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

 Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, STE. 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832

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